Exhibit 32.1

CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Ispire Technology Inc. (the “Company’s Quarterly Report”) on Form 10-Q for the period ended December 31, 2023, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Michael Wang, as Co-Chief Executive Officer and principal executive officer and Daniel Machock, as Chief Financial Officer and principal financial officer of the Company hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of the undersigned’s knowledge and belief, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

2.	Information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

This certification shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act, or otherwise subject to the liability of that section. Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act or the Securities Exchange Act.

/s/ Michael Wang
Michael Wang
Co-Chief Executive Officer and Principal Executive Officer

Dated: February 20, 2024

/s/ Daniel Machock
Daniel Machock
Chief Financial Officer and Principal Financial Officer

Dated: February 20, 2024